                                 WHX CORPORATION

                             2001 STOCK OPTION PLAN

         1.       PURPOSE OF THE PLAN.

                  This 2001 Stock  Option  Plan (the  "Plan") is  intended as an incentive, to retain in the employ of and as directors,  officers,  consultants,
advisors  and  employees  to  WHX  CORPORATION,   a  Delaware  corporation  (the
"Company")  and any  Subsidiary  of the  Company,  within the meaning of Section
424(f) of the United  States  Internal  Revenue  Code of 1986,  as amended  (the
"Code"), persons of training,  experience and ability, to attract new employees, directors,  officers,  consultants  and advisors  whose  services are considered valuable,  to encourage the sense of proprietorship  and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

                  It is further  intended that certain options granted  pursuant to the Plan shall  constitute  incentive  stock  options  within the  meaning of
Section 422 of the Code (the  "Incentive  Options")  while certain other options
granted  pursuant  to  the  Plan  shall  be  nonqualified   stock  options  (the
"Nonqualified   Options").   Incentive  Options  and  Nonqualified  Options  are
hereinafter referred to collectively as "Options."

                  The Company  intends  that the Plan meet the  requirements  of
Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange  Act") and that  transactions of the type specified in subparagraphs  (c) to (f)  inclusive of Rule 16b-3 by officers and  directors of the Company  pursuant to the Plan will be exempt from the  operation  of Section
16(b)  of the  Exchange  Act.  Further,  the Plan is  intended  to  satisfy  the performance-based  compensation exception to the limitation on the Company's tax deductions  imposed by  Section  162(m) of the Code.  In all  cases,  the terms, provisions,  conditions  and  limitations  of the Plan  shall be  construed  and interpreted consistent with the Company's intent as stated in this Section 1.

         2.       ADMINISTRATION OF THE PLAN.

                  The Board of  Directors  of the Company  (the  "Board")  shall appoint and maintain as administrator of the Plan a Committee (the  "Committee")
consisting of two or more  directors who are  "Non-Employee  Directors" (as such term is defined in Rule 16b-3) and "Outside  Directors" (as such term is defined in Section 162(m) of the Code),  which shall serve at the pleasure of the Board.
The  Committee,  subject to  Sections 3 and 5 hereof,  shall have full power and authority  to  designate  recipients  of  Options,  to  determine  the terms and conditions of respective  Option agreements (which need not be identical) and to interpret  the  provisions  and supervise the  administration  of the Plan.  The
Committee  shall have the  authority,  without  limitation,  to designate  which
Options  granted  under the Plan shall be  Incentive  Options and which shall be
Nonqualified  Options. To the extent any Option does not qualify as an Incentive
Option, it shall constitute a separate Nonqualified Option.

                  Subject to the  provisions of the Plan,  the  Committee  shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper  administration of the Plan, shall make all other  determinations  necessary or advisable for the administration of the Plan and  shall  correct  any  defects  or  supply  any  omission  or  reconcile  any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the  Committee  deems  desirable to carry into effect the
Plan or any Options.  The act or  determination  of a majority of the  Committee shall be the act or  determination  of the Committee and any decision reduced to writing  and  signed  by all of the  members  of the  Committee  shall  be fully effective as if it had been made by a majority at a meeting  duly held.  Subject to the  provisions of the Plan,  any action taken or  determination  made by the
Committee  pursuant  to  this  and the  other  Sections  of the  Plan  shall  be conclusive on all parties.

                  In the event that for any reason  the  Committee  is unable to act or if the  Committee  at the time of any grant,  award or other  acquisition under the Plan of Options or Stock as  hereinafter  defined  does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan  shall be  administered  by the  Board,  and  references  herein to the
Committee  (except  in the  proviso  to this  sentence)  shall be  deemed  to be references to the Board, and any such grant,  award or other  acquisition may be approved or ratified in any other manner  contemplated  by  subparagraph  (d) of
Rule 16b-3;  provided,  however,  that options  granted to the  Company's  Chief
Executive Officer or to any of the Company's other four most highly  compensated officers that are intended to qualify as  performance-based  compensation  under
Section 162(m) of the Code may only be granted by the Committee.

         3.       DESIGNATION OF OPTIONEES.

                  The  persons  eligible  for   participation  in  the  Plan  as
recipients of Options (the "Optionees")  shall include  employees,  officers and directors of, and  consultants  and advisors to, the Company or any  Subsidiary;
provided that Incentive  Options may only be granted to employees of the Company and the Subsidiaries.  In selecting Optionees,  and in determining the number of shares to be covered by each Option  granted to  Optionees,  the  Committee  may consider any factors it deems relevant, including without limitation, the office or position held by the Optionee or the Optionee's  relationship to the Company, the assistance  provided to the Company or any  Subsidiary by the Optionee,  the
Optionee's  degree of  responsibility  for and  contribution  to the  growth and success of the Company or any Subsidiary,  and the Optionee's length of service, age,  promotions  and  potential.  An  Optionee  who has been  granted an Option hereunder may be granted an additional Option or Options, if the Committee shall so determine.

         4.       STOCK RESERVED FOR THE PLAN.

                  Subject to adjustment as provided in Section 7 hereof, a total of 1,500,000 shares of the Company's Common Stock, $.01 par value per share (the
"Stock"),  shall be subject to the Plan.  The maximum  number of shares of Stock that may be subject to options  granted under the Plan to any  individual in any calendar year shall not exceed  500,000,  and the method of counting

                                      -2-

such shares shall conform to any  requirements  applicable to  performance-based compensation  under Section  162(m) of the Code.  The shares of Stock subject to the Plan shall consist of unissued shares,  treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby  reserved for such  purpose.  Any of such shares of Stock that may remain  unsold and that are not subject to  outstanding  Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until  termination  of the Plan the  Company  shall at all  times  reserve a sufficient  number  of  shares  of Stock to meet the  requirements  of the Plan.
Should any Option expire or be canceled  prior to its exercise in full or should the number of shares of Stock to be  delivered  upon the  exercise in full of an
Option be reduced for any  reason,  the shares of Stock  theretofore  subject to such Option may be subject to future  Options under the Plan,  except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

         5.       TERMS AND CONDITIONS OF OPTIONS.

                  Options  granted  under  the  Plan  shall  be  subject  to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                  (a) Option  Price.  The purchase  price of each share of Stock purchasable  under an Incentive  Option shall be  determined by the Committee at the time of grant,  but shall not be less than 100% of the Fair Market Value (as defined  below)  of such  share of Stock on the  date  the  Option  is  granted;
provided,  however,  that with  respect  to an  Optionee  who,  at the time such
Incentive  Option is granted,  owns (within the meaning of Section 424(d) of the
Code) more than 10% of the total  combined  voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least  110% of the Fair  Market  Value  per  share of Stock on the date of
grant.  The  purchase  price  of  each  share  of  Stock   purchasable  under  a
Nonqualified Option shall not be less than 100% of the Fair Market Value of such share of Stock on the date the Option is granted.  The  exercise  price for each
Option  shall be subject to  adjustment  as provided  in Section 7 below.  "Fair
Market Value" means the closing price of publicly  traded shares of Stock on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed),  or on the NASDAQ  Stock Market (if the shares of Stock are  regularly  quoted  on the  NASDAQ  Stock  Market),  or, if not so listed or regularly quoted,  the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices  shall  not  be  available,  as  reported  by any  nationally  recognized quotation service selected by the Company,  or as determined by the Committee in a manner  consistent  with the provisions of the Code.  Anything in this Section
5(a) to the contrary notwithstanding,  in no event shall the purchase price of a share of Stock be less  than the  minimum  price  permitted  under the rules and policies of any  national  securities  exchange on which the shares of Stock are listed.

                  (b) Option Term. The term of each Option shall be fixed by the
Committee, but no Option shall be exercisable more than ten years after the date such  Option is granted  and

                                      -3-

in the case of an Incentive  Option granted to an Optionee who, at the time such
Incentive  Option is granted,  owns (within the meaning of Section 424(d) of the
Code) more than 10% of the total  combined  voting power of all classes of stock of the  Company  or of  any  Subsidiary,  no  such  Incentive  Option  shall  be exercisable  more  than five  years  after  the date  such  Incentive  Option is granted.

                  (c)  Exercisability.  Subject to Section 5(j) hereof,  Options shall be  exercisable  at such  time or times  and  subject  to such  terms  and conditions as shall be determined by the Committee.

                       Upon  the   occurrence  of  a  "Change  in  Control"  (as
hereinafter   defined),   the   Committee   may   accelerate   the  vesting  and
exercisability of outstanding Options, in whole or in part, as determined by the
Committee in its sole discretion. In its sole discretion, the Committee may also determine  that,  upon the occurrence of a Change in Control,  each  outstanding
Option  shall  terminate  within a specified  number of days after notice to the
Optionee thereunder,  and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option,  an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise  price per share of such Option;  such amount shall be payable in cash,  in one or more kinds of  property  (including  the  property,  if any, payable in the  transaction)  or a combination  thereof,  as the Committee shall determine in its sole discretion.

                           For purposes of the Plan, a Change in Control shall
be deemed to have occurred if:

                           (i) a tender  offer  (or  series of  related  offers)
                  shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting  securities of the  surviving or resulting  corporation shall be owned in the  aggregate  by the  shareholders  of the
                  Company (as of the time immediately  prior to the commencement of such offer),  any  employee  benefit plan of the Company or its Subsidiaries, and their affiliates;

                           (ii) the Company shall be merged or consolidated with
                  another  corporation,  unless  as a result  of such  merger or
                  consolidation   more  than  50%  of  the  outstanding   voting
                  securities of the surviving or resulting  corporation shall be owned in the aggregate by the  shareholders of the Company (as of the  time  immediately  prior  to  such  transaction),  any employee benefit plan of the Company or its Subsidiaries,  and their affiliates;

                           (iii) the Company shall sell substantially all of its
                  assets to another  corporation that is not wholly owned by the
                  Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the  shareholders of the  Company  (as  of  the  time  immediately  prior  to  such

                                      -4-

                  transaction),  any employee benefit plan of the Company or its
                  Subsidiaries and their affiliates; or

                           (iv) a Person (as defined below) shall acquire 50% or
                  more  of the  outstanding  voting  securities  of the  Company
                  (whether  directly,  indirectly,  beneficially  or of record), unless  as a result of such  acquisition  more than 50% of the outstanding  voting  securities  of the surviving or resulting
                  corporation   shall  be  owned   in  the   aggregate   by  the
                  shareholders of the Company (as of the time immediately  prior to the first  acquisition of such  securities by such Person), any employee benefit plan of the Company or its  Subsidiaries, and their affiliates.

                           For  purposes  of this  Section  5(c),  ownership  of
voting  securities  shall  take into  account  and shall  include  ownership  as determined by applying the  provisions of Rule  13d-3(d)(I)(i)  (as in effect on the date  hereof)  under the  Exchange  Act.  In  addition,  for such  purposes,
"Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof;  however,  a Person shall not include (A) the Company or any of its  Subsidiaries;  (B) a trustee or other fiduciary  holding  securities  under an employee benefit plan of the Company or any of its  Subsidiaries;  (C) an  underwriter  temporarily  holding  securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly,  by the  shareholders  of the Company in  substantially  the same proportion as their ownership of stock of the Company.

                  (d) Method of Exercise. Options to the extent then exercisable may be  exercised in whole or in part at any time during the option  period,  by giving written notice to the Company specifying the number of shares of Stock to be purchased,  accompanied by payment in full of the purchase price, in cash, or by check or such other  instrument  as may be acceptable  to the  Committee.  As determined by the Committee, in its sole discretion,  at or after grant, payment in full or in part may be made at the  election of the  Optionee (i) in the form of Stock owned by the  Optionee  (based on the Fair Market Value of the Stock on the trading day before the Option is exercised)  which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the
Company  from the shares of Stock  otherwise to be received  with such  withheld shares of Stock having a Fair Market Value on the date of exercise  equal to the exercise  price  of the  Option,  or (iii) by a  combination  of the  foregoing, provided that the combined value of all cash and cash  equivalents  and the Fair
Market Value of any shares  surrendered to the Company is at least equal to such exercise  price and except with  respect to (ii)  above,  such method of payment will not cause a  disqualifying  disposition  of all or a  portion  of the Stock received upon exercise of an Incentive  Option. An Optionee shall have the right to dividends and other rights of a  stockholder  with respect to shares of Stock purchased  upon  exercise  of an Option at such time as the  Optionee  has given written  notice of  exercise  and has paid in full for such  shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

                                      -5-

                  (e)   Non-transferability   of   Options.   Options   are  not
transferable  and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons  entitled thereto under his will or the laws of descent and  distribution.  The Committee,  in its sole discretion,  may permit a transfer of a Nonqualified

                                       B-4

Option to (i) a trust for the  benefit of the  Optionee  or (ii) a member of the
Optionee's immediate family (or a trust for his or her benefit).  Any attempt to transfer,  assign,  pledge or otherwise  dispose of, or to subject to execution, attachment or similar  process,  any Option  contrary to the  provisions  hereof shall  be void  and  ineffective  and  shall  give  no  right  to the  purported transferee.

                  (f) Termination by Death.  Unless otherwise  determined by the
Committee,  if any Optionee's  employment  with or service to the Company or any
Subsidiary  terminates  by  reason  of  death,  the  Option  may  thereafter  be exercised,  to the extent then exercisable (or on such accelerated  basis as the
Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee  under the will of the Optionee,  for a period of one year after the date of such death or until the  expiration  of the stated  term of such  Option as  provided  under the Plan,  whichever  period is shorter.

                  (g)  Termination  by Reason of  Disability.  Unless  otherwise determined by the Committee, if any Optionee's employment with or service to the
Company  or  any  Subsidiary   terminates  by  reason  of  total  and  permanent
disability, any Option held by such Optionee may thereafter be exercised, to the extent it was  exercisable at the time of  termination  due to Disability (or on such accelerated basis as the Committee shall determine at or after grant),  but may not be  exercised  after  60 days  after  the  date of such  termination  of employment  or service or the  expiration  of the  stated  term of such  Option, whichever  period is shorter;  provided,  however,  that,  if the Optionee  dies within such 60-day period,  any  unexercised  Option held by such Optionee shall thereafter be exercisable to the extent to which it was  exercisable at the time of death for a period of one year after the date of such death or for the stated
term of such Option, whichever period is shorter.

                  (h)  Termination  by Reason of  Retirement.  Unless  otherwise determined by the Committee, if any Optionee's employment with or service to the
Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined  below),  any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such  accelerated  basis as the Committee shall determine at or after grant), but may not be  exercised  after 60 days after the date of such  termination  of employment  or service or the  expiration  of the  stated  term of such  Option, whichever  period is shorter;  provided,  however,  that,  if the Optionee  dies within such 60-day period,  any  unexercised  Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of  death,  for a period  of one year  after  the date of such  death or for the stated term of such Option, whichever period is shorter.

                       For purposes of this  paragraph  (h) "Normal  Retirement"
shall mean retirement  from active  employment with or service to the Company or any  Subsidiary  on or  after  the  normal  retirement  date  specified  in  the applicable  Company or Subsidiary  pension plan or if

                                      -6-

no such pension plan, age 65, and "Early  Retirement" shall mean retirement from active  employment with or service to the Company or any Subsidiary  pursuant to the early retirement  provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

                  (i) Other  Termination.  Unless  otherwise  determined  by the
Committee,  if any Optionee's  employment  with or service to the Company or any
Subsidiary  terminates for any reason other than death,  Disability or Normal or
Early Retirement, the Option shall thereupon terminate,  except that the portion of any Option that was exercisable on the date of such termination of employment or  service  may be  exercised  for the  lesser  of 30 days  after  the  date of termination or the balance of such Option's term if the Optionee's employment or service with the Company or any  Subsidiary is terminated by the Company or such
Subsidiary  without cause (the  determination as to whether  termination was for cause to be made by the Committee).  The transfer of an Optionee from the employ of or service to the  Company  to the employ of or service to a  Subsidiary,  or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

                  (j) Limit on Value of Incentive  Option.  The  aggregate  Fair
Market  Value,  determined as of the date the  Incentive  Option is granted,  of
Stock for which  Incentive  Options  are  exercisable  for the first time by any
Optionee  during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

                  (k)  Transfer of  Incentive  Option  Shares.  The stock option agreement evidencing any Incentive Options granted under this Plan shall provide that if the Optionee makes a  disposition,  within the meaning of Section 424(c)
of the Code and regulations  promulgated  thereunder,  of any share or shares of
Stock issued to him upon exercise of an Incentive  Option granted under the Plan within the two-year period  commencing on the day after the date of the grant of such Incentive  Option or within a one-year  period  commencing on the day after the date of transfer of the share or shares to him  pursuant to the  exercise of such Incentive Option, he shall,  within 10 days after such disposition,  notify the Company thereof and immediately  deliver to the Company any amount of United
States federal, state and local income tax withholding required by law.

         6.       TERM OF PLAN.

                  No Option  shall be granted  pursuant  to the Plan on or after
April 12, 2011, but Options theretofore granted may extend beyond that date.

                                      -7-

         7.       CAPITAL CHANGE OF THE COMPANY.

                  In the  event of any  merger,  reorganization,  consolidation, recapitalization,  stock  dividend,  or  other  change  in  corporate  structure affecting  the Stock,  the  Committee  shall make an  appropriate  and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number  and option  price of shares  subject to  outstanding  Options granted  under  the Plan,  to the end that  after  such  event  each  Optionee's proportionate  interest shall be maintained as immediately before the occurrence of such event.

         8.       PURCHASE FOR INVESTMENT.

                  Unless the  Options  and shares  covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities  Act"), or the Company has determined that such registration is unnecessary, each person exercising  an Option  under the Plan may be  required  by the Company to give a representation  in writing that he is  acquiring  the shares for his own account for  investment  and not with a view to,  or for sale in  connection  with,  the distribution of any part thereof.

         9.       TAXES.

                  The  Company  may  make  such   provisions   as  it  may  deem
appropriate,  consistent  with  applicable  law, in connection  with any Options granted under the Plan with respect to the withholding of any taxes or any other tax matters.

         10.      EFFECTIVE DATE OF PLAN.

                  The  Plan  shall be  effective  on April  12,  2001,  provided however  that the Plan shall  subsequently  be approved by majority  vote of the
Company's  stockholders  not later than the  Company's  next  annual  meeting of stockholders following such date.

         11.      AMENDMENT AND TERMINATION.

                  The Board may amend,  suspend,  or terminate the Plan,  except that no  amendment  shall be made that would  impair the rights of any  Optionee under any Option theretofore granted without the Optionee's consent,  and except that no amendment shall be made which,  without the approval of the stockholders of the Company, as required by law, would:

                  (a)  materially  increase  the  number of  shares  that may be issued under the Plan, except as is provided in Section 7;

                  (b) materially increase the benefits accruing to the Optionees under the Plan;

                                      -8-

                  (c) materially  modify the  requirements as to eligibility for participation in the Plan;

                  (d) decrease the exercise price of an Option to less than 100%
of the Fair Market Value per share of Stock on the date of grant thereof; or

                  (e) extend the term of any Option  beyond that provided for in
Section 5(b).

                  The  Committee  may amend the terms of any Option  theretofore granted, prospectively or retroactively,  but no such amendment shall impair the rights of any Optionee without the Optionee's consent.

         12.      GOVERNMENT REGULATIONS.

                  The Plan, and the grant and exercise of Options hereunder, and the  obligation  of the Company to sell and deliver  shares under such  Options, shall be subject to all  applicable  laws,  rules and  regulations,  and to such approvals  by any  governmental  agencies,  national  securities  exchanges  and interdealer quotation systems as may be required.

         13.      GENERAL PROVISIONS.

                  (a)  Certificates.   All  certificates  for  shares  of  Stock
delivered under the Plan shall be subject to such stop transfer orders and other restrictions  as the Committee may deem advisable  under the rules,  regulations and other  requirements  of the  Securities  and Exchange  Commission,  or other securities  commission  having  jurisdiction,  any  applicable  Federal or state securities  law, any stock exchange or interdealer  quotation  system upon which the  Stock is then  listed  or traded  and the  Committee  may cause a legend or legends to be placed on any such  certificates to make appropriate  reference to such restrictions.

                  (b)  Employment  Matters.  The  adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary any right to continued
employment or, in the case of an Optionee who is a director,  continued  service as a director,  with the Company or a Subsidiary,  as the case may be, nor shall it  interfere  in any way with the right of the  Company  or any  Subsidiary  to terminate  the  employment  of any of its  employees,  the service of any of its directors or the retention of any of its consultants or advisors at any time.

                  (c)  Limitation  of  Liability.  No member of the Board or the
Committee,  or any officer or  employee  of the Company  acting on behalf of the
Board or the Committee, shall be personally liable for any action, determination or interpretation  taken or made in good faith with respect to the Plan, and all members of the Board or the  Committee  and each and any  officer or employee of the Company  acting on their behalf  shall,  to the extent  permitted by law, be fully

                                       B-7

indemnified  and  protected  by the  Company  in  respect  of any  such  action, determination or interpretation.

                  (d) Registration of Stock. Notwithstanding any other provision in the Plan, no Option may be exercised  unless and until the Stock to be issued upon the  exercise  thereof has been  registered  under the  Securities  Act and applicable  state  securities  laws,  or are,  in the  opinion of counsel to the
Company,  exempt from such registration in the United States.  The Company shall not be under any  obligation  to  register  under  applicable  federal  or state securities  laws any Stock to be issued upon the  exercise of an Option  granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock  subject  to such  Option,  although  the  Company  may in its sole discretion  register such Stock at such time as the Company shall determine.  If the Company  chooses to comply with such an  exemption  from  registration,  the
Stock issued  under the Plan may, at the  direction  of the  Committee,  bear an appropriate  restrictive  legend restricting the transfer or pledge of the Stock represented  thereby,  and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

                                              WHX CORPORATION

                                              April 12, 2001